UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2023

HOVNANIAN ENTERPRISES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8551 (Commission File Number)	22-1851059 (IRS Employer Identification No.)

90 Matawan Road, Fifth Floor
Matawan, New Jersey 07747
(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since
Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	HOV	New York Stock Exchange
Preferred Stock Purchase Rights (1)	N/A	New York Stock Exchange
Depositary Shares each representing 1/1,000th of a share of 7.625% Series A Preferred Stock	HOVNP	The Nasdaq Stock Market LLC

(1) Each share of Class A Common Stock includes an associated Preferred Stock Purchase Right. Each Preferred Stock Purchase Right initially represents the right, if such Preferred Stock Purchase Right becomes exercisable, to purchase from the Company one ten-thousandth of a share of its Series B Junior Preferred Stock for each share of Common Stock. The Preferred Stock Purchase Rights currently cannot trade separately from the underlying Common Stock.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 28, 2023, the Board of Directors of Hovnanian Enterprises, Inc. (the “Company”) approved an amendment and restatement of the Company’s by-laws (the “By-laws”) principally, among other things, to add procedural and informational requirements for shareholders that intend to use Rule 14a-19 (the “Universal Proxy Rule”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such requirements include, without limitation, requiring a nominating shareholder to represent whether it intends to solicit proxies in accordance with the Universal Proxy Rule and to provide reasonable evidence that it has satisfied the Universal Proxy Rule, along with background information and disclosures. The amendments also enhance the information required from nominating shareholders, for example by requiring a representation regarding financing or indemnification by a third party and information relating to the proposing person that would be required in a filing made in connection with a solicitation of a proxy under the Exchange Act. In addition, the amendments expand disclosure and other requirements applicable to director nominees, including, without limitation, disclosure of information regarding compensation or indemnification agreements and a written representation that the nominee will not become party to a voting agreement not otherwise disclosed to the Company. The By-Laws also incorporate various other updates and technical, clarifying and conforming changes.

The foregoing description is qualified in its entirety by reference to the full text of the By-Laws, as amended and restated, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated by reference herein.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The Company held its 2023 Annual Meeting on March 28, 2023. The matters voted upon at the 2023 Annual Meeting and the final results of the votes were as follows:

(1)     Election of all directors of the Company to hold office until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. Abstentions and broker non-votes had no effect on the outcome because such shares were not considered votes cast. The elected directors were:

	Votes For	Votes Against	Abstentions	Broker Non-Votes

A. Hovnanian	9,059,327	89,557	124,387	1,609,784
R. Coutts	8,970,521	173,070	129,680	1,609,784
M. Hernandez-Kakol	9,052,930	90,657	129,684	1,609,784
E. Kangas	8,419,291	724,500	129,480	1,609,784
J. Marengi	8,436,196	707,468	129,607	1,609,784
V. Pagano Jr.	8,376,707	766,926	129,638	1,609,784
R. Sellers	8,530,922	615,838	126,511	1,609,784
J. Sorsby	9,026,897	119,980	126,394	1,609,784

(2)     Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2023. Abstentions had no effect on the outcome because such shares were not considered votes cast.  There were no broker non-votes.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,738,983	15,588	128,484	-

(3)      Non-binding advisory vote on approval of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. Abstentions and broker non-votes had no effect on the outcome because such shares were not considered votes cast.

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,925,527	209,162	138,582	1,609,784

(4)     Non-binding advisory vote on whether a shareholder advisory vote to approve the compensation of the Company’s named executive officers should occur every one, two or three years. Abstentions and broker non-votes had no effect on the outcome because such shares were not considered votes cast.

Votes For One Year	Votes For Two Years	Votes For Three Years	Abstentions	Broker Non-Votes
9,027,555	6,087	107,264	132,365	1,609,784

As disclosed above, a majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock voting together voted, in a non-binding advisory vote, in favor of having a shareholder vote to approve the compensation of Company’s named executive officers every year. In light of such vote, and consistent with the Company’s recommendation, the Company’s Board of Directors determined that it currently intends to include an advisory vote to approve the compensation of the Company’s named executive officers every year until the next required vote on the frequency of shareholder votes on the compensation of the Company’s named executive officers.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated By-Laws of Hovnanian Enterprises, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC. (Registrant)

By:	/s/ Elizabeth Tice
Name: Elizabeth Tice Title: Vice President, Corporate Counsel and Secretary

Date: March 28, 2023